Acura Pharmaceuticals Contact: Peter A. Clemens, SVP Investor Relations & CFO 847-705-7709

FOR IMMEDIATE RELEASE

ACURA PHARMACEUTICALS, INC. ANNOUNCES ACTION REGARDING
NOTICE OF ALLOWANCE RECEIVED FOR SECOND AVERSION® TECHNOLOGY PATENT

Palatine, IL, July 21, 2008: Acura Pharmaceuticals, Inc. (NasdaqCM: ACUR) today announced that it has filed with the United States Patent and Trademark Office (“USPTO”) a Request for Continued Examination relating to the Notice of Allowance received in June, 2008 for its non-provisional patent application 11/716,122 titled “Methods and Compositions for Deterring Abuse of Opioid Containing Dosage Forms” (the “122 Application”). After further review of one of the 21 claims discussed in the Notice of Allowance and after consideration of a potential interference proceeding relating to a third party patent application containing a similar claim, the Company filed with the USPTO a Request for Continued Examination relating to the 122 Application and simultaneously cancelled one of the 21 allowed claims. Although no assurance can be given, based on the USPTO’s prior review of the 122 Application, we expect that a Notice of Allowance for the remaining 20 claims included in 122 Application will be granted by the USPTO in the coming months. The 20 claims included in our amended 122 Application are intended to enhance and broaden the patent coverage provided by the 54 issued claims in the Company's first patent relating to our Aversion® Technology for deterring abuse of opioids.

About Aversion® (abuse deterrent) Technology

Aversion® Technology is a patented platform for developing pharmaceutical products containing potentially abuseable drugs including oxycodone, hydrocodone, oxymorphone, hydromorphone, morphine, codeine, tramadol, propoxyphene, and many other opioid analgesics. We believe this platform technology is also applicable to non-opioid products that are subject to abuse and which fall into two broad categories, Central Nervous System depressants (including tranquilizers and sedatives) and stimulants. Aversion® Technology is applicable to orally administered tablets and capsules. In addition to the active ingredient, Aversion® Technology utilizes certain proprietary compositions of inactive ingredients and active ingredients intended to discourage the most common methods of pharmaceutical product misuse and abuse including; (i) intravenous injection of dissolved tablets or capsules, (ii) nasal snorting of crushed tablets or capsules and (iii) intentional swallowing of excess quantities of tablets or capsules.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and pilot manufacture of innovative Aversion® (abuse deterrent) Technology and related product candidates.

Forward-looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability, the ability of King Pharmaceuticals (to whom we have licensed our Aversion Technology for certain opioid analgesic products in the United States, Canada and Mexico) and the ability of other pharmaceutical companies, if any, to whom we may license our Aversion® Technology, to obtain necessary regulatory approvals and commercialize products utilizing the Aversion® Technology, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the U.S. Food and Drug Administration’s (“FDA”) requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of other laboratory and clinical studies, to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies or otherwise, the risk that further studies of our product candidates are not positive or otherwise do not support FDA approval or commercially viable product labeling, and the uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process. Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain highly skilled personnel; our ability to secure and protect our patents, trademarks and proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration ("DEA") quotas and source the active ingredients of our products in development; difficulties or delays in clinical trials for our product candidate or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in this Report. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. You are encouraged to review other important risk factors relating to our operations on our web site at www.acurapharm.com under the link, “Company Risk Factors” and detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments. Our press releases may be reviewed at www.acurapharm.com.